Ex-99.1

CONSENT OF PROSPECTIVE DIRECTOR

          The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, as amended, to being named as a prospective director in the registration statement on Form S-11, and any amendments thereto, to be filed by CreXus Investment Corp.

/s/ Robert Eastep

Name: Robert Eastep
Dated: July 29, 2009